Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION, dated as of ______, 2008, (the “Agreement”) is made between Prudent Bear Funds, Inc., a Maryland corporation (“Corporation”), with its principal place of business at _______________, with respect to its portfolio, Prudent Bear Fund (the “Reorganizing Fund”), and Federated Equity Funds, a Massachusetts business trust (the “Federated Trust”), with its principal place of business located at 5800 Corporate Drive, Pittsburgh, PA 15237-7000, on behalf of its newly-organized portfolio, Federated Prudent Bear Fund (the “Surviving Fund”).

RECITALS

WHEREAS, the parties desire to enter into a plan of exchange which would constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.  The reorganization will consist of: (i) the transfer of all of the assets of the Reorganizing Fund (subject to the stated liabilities of the Reorganizing Fund accrued and reflected in the books and records and net asset value of the Reorganizing Fund (“Stated Liabilities”)) in exchange for the full and fractional shares of beneficial interest, no par value per share, of the Surviving Fund (“Surviving Fund Shares”), and (ii) the distribution of the Surviving Fund Shares to the holders of the No Load Shares and the Class C Shares of the Reorganizing Fund, which are full and fractional shares of beneficial interest of the Reorganizing Fund (the “Reorganizing Fund Shares”), and the liquidation of the Reorganizing Fund as provided herein, all upon the terms and conditions set forth in this Agreement;

WHEREAS, each of the Reorganizing Fund and the Surviving Fund is a separate series of the Corporation and the Federated Trust, respectively, and the Corporation and the Federated Trust are open-end, registered management investment companies and the Reorganizing Fund owns securities that generally are assets of the character in which the Surviving Fund is permitted to invest;

WHEREAS, the Surviving Fund and the Reorganizing Fund, respectively, are authorized to issue their shares of beneficial interest and common stock; and

WHEREAS, the Board of Directors of the Corporation and the Board of Trustees of the Federated Trust have determined that it is in the best interests of the Corporation and the Federated Trust, respectively, that the assets of the Reorganizing Fund (subject to the Stated Liabilities of the Reorganizing Fund) be acquired by the Surviving Fund pursuant to this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Plan of Exchange.

(a)           Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein:

(i)           The Reorganizing Fund shall assign, transfer and convey its assets, including all securities, cash, commodities, interests in futures and dividends or interest receivable, owned by the Reorganizing Fund and any deferred or prepaid expenses shown as an asset on the books of the Reorganizing Fund on the Exchange Date (as hereinafter defined below) (subject to the Stated Liabilities of the Reorganizing Fund which shall be assumed by the Surviving Fund), to the Surviving Fund; and

(ii)           The Surviving Fund shall acquire all of the assets of the Reorganizing Fund (subject as aforesaid to the Stated Liabilities of the Reorganizing Fund) in exchange for the Surviving Fund Shares to be issued by the Federated Trust, having an aggregate number equal to the number of Reorganizing Fund Shares then outstanding, and having an aggregate net asset value equal to the total net assets of the Reorganizing Fund.  The number of Class A Surviving Fund Shares issued shall be equal to the number of No Load Reorganizing Fund Shares then outstanding, and the number of Class C Surviving Fund Shares issued shall be equal to the number of Class C Reorganizing Fund Shares then outstanding.

(b)           The value of the assets of the Reorganizing Fund and the net asset value per share of the Surviving Fund Shares shall be computed as of the close of the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern time) on the Exchange Date (as hereinafter defined) (such time and date being hereinafter called the “Valuation Time”) in accordance with the procedures for determining the value of the Surviving Fund's assets set forth in the Surviving Fund's organizational documents and the then-current prospectus and statement of additional information for the Surviving Fund that forms a part of the Surviving Fund's Registration Statement on Form N-1A as amended and adopted by the Surviving Fund (the “Registration Statement”).  All computations of value shall be made by State Street Bank and Trust Company, on behalf of the Reorganizing Fund and the Surviving Fund.

(c)           The Surviving Fund will not issue certificates representing Surviving Fund Shares in connection with the Reorganization.  In lieu of delivering certificates for the Surviving Fund Shares, the Federated Trust shall credit the Surviving Fund Shares to the Reorganizing Fund's account on the share record books of the Federated Trust and shall deliver a confirmation thereof to the Reorganizing Fund.  The Federated Trust shall then deliver written instructions to the Federated Trust's transfer agent to establish accounts for the shareholders on the share record books relating to the Surviving Fund.  Ownership of Surviving Fund Shares will be shown on the books of the Surviving Fund’s transfer agent.

(d)           When the Surviving Fund Shares are distributed pursuant to Sections 1(a)-(c), all outstanding Reorganizing Fund Shares, including any represented by certificates, shall be canceled on the Reorganizing Fund's share transfer books.  No redemption or repurchase of Surviving Fund Shares credited to a shareholder's account in respect of Reorganizing Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to the Federated Trust for cancellation or, if such certificates are lost or misplaced, lost certificate affidavits and/or such other documentation that is satisfactory to the Federated Trust or its transfer agent have been executed and delivered thereto.

(e)           Delivery of the assets of the Reorganizing Fund to be transferred shall be made on the Exchange Date (as hereinafter defined).  Assets transferred shall be delivered to State Street Bank and Trust Company, the Federated Trust's custodian (the “Custodian”), for the account of the Federated Trust and the Surviving Fund with all securities not in bearer or book entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of the Federated Trust and the Surviving Fund free and clear of all liens, encumbrances, rights, restrictions and claims.  All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of the Federated Trust and the Surviving Fund.

(f)           The Reorganizing Fund will pay or cause to be paid to the Federated Trust any interest received on or after the Exchange Date with respect to assets transferred from the Reorganizing Fund to the Surviving Fund hereunder and to the Federated Trust and any distributions, rights or other assets received by the Reorganizing Fund after the Exchange Date as distributions on or with respect to the securities transferred from the Reorganizing Fund to the Surviving Fund hereunder.  All such assets shall be deemed included in assets transferred to the Surviving Fund on the Exchange Date and shall not be separately valued.

(g)           The transactions contemplated by this Agreement shall be consummated (the “Closing”) on the Exchange Date.  The Exchange Date shall be____________, 2008, or such earlier or later date as may be mutually agreed upon by the parties.  All acts taking place in connection with the Closing shall be deemed to take place at 4:00 p.m., Eastern Time, on the Exchange Date unless otherwise provided herein.  The Closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, or at such other time and/or place as may be mutually agreed upon by the parties.

(h)           On or as soon as practicable after the Exchange Date:

(i)           The Reorganizing Fund shall distribute in complete liquidation of the Reorganizing Fund all of the Surviving Fund Shares received by the Reorganizing Fund among the shareholders of the Reorganizing Fund Shares determined as of the close of business on the Exchange Date (the “Reorganizing Fund Shareholders”) in numbers equal to the number of Reorganizing Fund Shares that each such Reorganizing Fund Shareholder holds in the Reorganizing Fund; and

(ii)           The Reorganizing Fund shall take all other steps necessary to effect its dissolution and termination.

The Reorganizing Fund shall be terminated promptly following the Exchange Date and the making of all distributions as contemplated in this Section 1.  After the Exchange Date, the Reorganizing Fund shall not conduct any business except in connection with its dissolution and termination.

(i)           Any transfer taxes payable upon the issuance of Surviving Fund Shares in a name other than the registered holder of the Surviving Fund Shares on the books of the Federated Trust and Surviving Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Surviving Fund Shares are to be issued and transferred.

(j)           Any reporting responsibility of the Corporation or the Reorganizing Fund is and shall remain the responsibility of the Corporation or the Reorganizing Fund.

(k)           The Corporation and the Reorganizing Fund have provided the Federated Trust and the Surviving Fund with the Reorganizing Fund’s most recent audited financial statements, which contain a list of all of the Reorganizing Fund’s assets and liabilities as of the date of such statements.  The Corporation, on behalf of the Reorganizing Fund, hereby represents that as of the date of the execution of this Agreement, there have been no changes in the Reorganizing Fund’s financial position as reflected in such financial statements other than those occurring in the ordinary course in connection with the purchase and sale of securities, the issuance and redemption of Reorganizing Fund Shares and the payment of normal operating expenses, dividends and capital gains distributions.

(l)           All books and records of the Reorganizing Fund, including all books and records required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”), shall be available to the Federated Trust and Surviving Fund from and after the Exchange Date and shall be turned over to the Federated Trust and Surviving Fund on or as soon as practicable following the Exchange Date.

(m)           In the event that on the scheduled Exchange Date, either (i) the NYSE or another primary exchange on which the portfolio securities of the Reorganizing Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted, or (ii) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Reorganizing Fund is impracticable, the Exchange Date shall be postponed until the next Friday (which is a business day and which is not the last Friday of the month) when trading is fully resumed and reporting is restored.

(n)           Shareholders of the Reorganizing Fund as of the Exchange Date shall not be subject to any front-end or contingent deferred sales load of the Surviving Fund on shares received on the Exchange Date or on future purchases of the same class of shares of the Surviving Fund as those received on the Exchange Date.

2.           The Corporation’s Representations and Warranties.  The Corporation, on behalf of the Reorganizing Fund, represents and warrants to and agrees with the Federated Trust on behalf of the Surviving Fund as follows:

(a)           The Corporation is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; the Reorganizing Fund is a duly organized portfolio of the Corporation; and each of the Corporation and Reorganizing Fund has the power to own all of its properties and assets and, subject to the approval of the Reorganizing Fund Shareholders as contemplated hereby, to carry out this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by and is valid and binding on the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(c)           The Corporation is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

(d)           The current prospectus and statement of additional information of the Reorganizing Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, and the rules and regulations thereunder (the “1933 Act”), and the 1940 Act, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which there were made, not misleading.

(e)           Neither the Corporation nor the Reorganizing Fund is in, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement (subject to Reorganizing Fund Shareholder approval) does not constitute and will not result in a, violation of any provision of the Corporation’s Articles of Incorporation or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking or arrangement to which the Corporation or the Reorganizing Fund is a party or by which the Corporation or the Reorganizing Fund is bound.

(f)           Except as otherwise disclosed in writing to and accepted by the Surviving Fund, no litigation, administrative proceeding, investigation or other proceeding of or before any court or governmental body is presently pending or, to the Corporation’s or Reorganizing Fund’s knowledge, threatened against the Corporation or the Reorganizing Fund, or any of the Corporation’s or Reorganizing Fund’s properties or assets.  The Corporation or Reorganizing Fund know of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the Corporation’s or the Reorganizing Fund’s business or the Corporation’s or the Reorganizing Fund’s ability to consummate the transactions contemplated herein.

(g)           Except as shown on the audited financial statements of the Reorganizing Fund dated September 30, 2007, and as incurred in the ordinary course of the Reorganizing Fund's business since then, the Reorganizing Fund has no liabilities of a material amount, contingent or otherwise.  The audited financial statements of the Reorganizing Fund as of September 30, 2007, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Federated Trust and the Surviving Fund) fairly reflect the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements.

(h)           The unaudited financial statements of the Reorganizing Fund as of March 31, 2008, and for the six months then ended (copies of which have been furnished to the Federated Trust and the Surviving Fund), have been prepared in accordance with generally acceptable accounting principles, and  fairly reflect the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements.

(i)           Since the date of the audited financial statements referred to in Section 2(g) above, there have been no material adverse changes in the Reorganizing Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Reorganizing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Surviving Fund.  For the purposes of this Section 2(i), a decline in the net asset value of the Reorganizing Fund shall not constitute a material adverse change.

(j)           On the Exchange Date, the Reorganizing Fund will have full right, power and authority to sell, assign, transfer and deliver the Reorganizing Fund's assets to be transferred by it hereunder.

(k)           At the Exchange Date, all Federal and other tax returns and reports of the Reorganizing Fund required by law then to be filed shall have been filed, and all Federal and other taxes shall have been paid so far as due or provision shall have been made for the payment thereof, and to the best of the Reorganizing Fund’s knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

(l)           As of the date hereof, except as previously disclosed to the Surviving Fund in writing, and except as have been corrected as required by applicable law, and to the best of the Reorganizing Fund’s knowledge, there have been no material miscalculations of the net asset value of the Reorganizing Fund or the net asset value per share during the twelve-month period preceding the date hereof and preceding the Exchange Date, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

(m)           The minute books and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Reorganizing Fund and of the Reorganizing Fund, the Reorganizing Fund’s Board of Directors and committees of the Reorganizing Fund’s Board of Directors. The stock transfer ledgers and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement, and as existing on the Exchange Date, accurately reflect all record transfers prior to the execution of this Agreement, or the Exchange Date, as applicable, in the shares of the Reorganizing Fund.

(n)           The Reorganizing Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of the 1940 Act.

(o)           All issued and outstanding shares of the Reorganizing Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Reorganizing Fund.  All of the issued and outstanding shares of the Reorganizing Fund will, at the time of the Exchange Date, be held by the persons and in the amounts set forth in the records of the Reorganizing Fund’s transfer agent.  The Reorganizing Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Reorganizing Fund Shares, and has no outstanding securities convertible into any of the Reorganizing Fund Shares.

(p)           At the Valuation Time, the Reorganizing Fund will have good and marketable title to the Reorganizing Fund’s assets to be transferred to the Surviving Fund pursuant to Section 1, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the State of Maryland or The Commonwealth of Massachusetts, the Surviving Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act.

(q)           The information to be furnished by the Corporation or the Reorganizing Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

(r)           From the effective date of the proxy/registration statement to be filed in connection with the transactions contemplated herein (“Registration Statement”), through the time of the meeting of the Reorganizing Fund Shareholders and on the Exchange Date, any written information furnished by the Corporation or the Reorganizing Fund for use in any proxy materials, or any other materials provided in connection with the transactions contemplated herein, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(s)           The Reorganizing Fund has qualified and elected to be treated as a “regulated investment company” under the Code (a “RIC”), as of and since its first taxable year; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.

(t)           No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the 1940 Act or Maryland law for the execution of this Agreement by the Corporation, for itself and on behalf of the Reorganizing Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Maryland law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Exchange Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the Reorganizing Fund Shareholders in accordance with applicable law.

3.           The Federated Trust's Representations and Warranties.  The Federated Trust, on behalf of the Surviving Fund, represents and warrants to and agrees with the Corporation, on behalf of the Reorganizing Fund, as follows:

(a)           The Federated Trust is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts; the Surviving Fund is a duly organized portfolio of the Federated Trust; and each of the Federated Trust and Surviving Fund has the power to carry on its business as it is now being conducted and to carry out this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the Federated Trust and is valid and binding on the Federated Trust, enforceable against the Federated Trust in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(c)           The Federated Trust is registered under the 1940 Act as an open-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.

(d)           The current prospectus and statement of additional information of the Surviving Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, and the rules and regulations thereunder (the “1933 Act”), and the 1940 Act, as applied to a newly created portfolio of a series management investment company, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which there were made, not misleading.

(e)           Neither the Federated Trust nor the Surviving Fund is in, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement does not constitute and will not result in a, violation of any provision of the Federated Trust’s Declaration of Trust or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking or arrangement to which the Federated Trust or the Surviving Fund is a party or by which the Federated Trust or the Surviving Fund is bound.

(f)           The Surviving Fund does not have any liabilities of a material amount, contingent or otherwise, and there are no investigations, or legal, administrative or other proceedings, pending or, to the Federated Trust's or the Surviving Fund’s knowledge, threatened against the Surviving Fund.  Other than organizational activities, the Surviving Fund has not engaged in any business activities.

(g)           At the Exchange Date, the Surviving Fund Shares to be issued to the Reorganizing Fund (the only Surviving Fund Shares to be outstanding as of the Exchange Date) will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable by the Federated Trust.  No Federated Trust or Surviving  Reorganizing Fund shareholder will have any preemptive right of subscription or purchase in respect thereof.

(h)           The information to be furnished by the Federated Trust or the Surviving Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

(i)           From the effective date of the Registration Statement, through the time of the meeting of the Reorganizing Fund Shareholders and on the Exchange Date, any written information furnished by the Federated Trust or the Surviving Fund for use in any proxy materials, or any other materials provided in connection with the transactions contemplated herein, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(j)           The Surviving Fund intends to qualify and elect to be treated as a RIC under the Code.

(k)           No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Massachusetts law for the execution of this Agreement by the Federated Trust, for itself and on behalf of the Surviving Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Exchange Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the Reorganizing Fund Shareholders in accordance with applicable law.

4.           Certain Covenants.

(a)           The Reorganizing Fund will, and the Corporation will cause the Reorganizing Fund to, operate the Reorganizing Fund’s business in the ordinary course between the date of this Agreement and the Exchange Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.

(b)           The Corporation will call a special meeting of the Reorganizing Fund Shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

(c)            The Corporation, for itself and the Reorganizing Fund, covenants that the Surviving Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the reorganization transactions contemplated by, and in accordance with the terms of, this Agreement.

(d)           The Corporation and Reorganizing Fund will assist the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Reorganizing Fund Shares.

(e)           Subject to the provisions of this Agreement, the Federated Trust, on behalf  of the Surviving Fund, and the Corporation, on behalf of the Reorganizing Fund, will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Exchange Date.

(f)           The Federated Trust will prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) the Registration Statement on Form N-14 relating to the Surviving Fund Shares to be issued to shareholders of the Reorganizing Fund.  The Registration Statement on Form N-14 shall include a proxy statement and a prospectus of the Surviving Fund relating to the transaction contemplated by this Agreement.  The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable.  Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14, for inclusion therein, in connection with the meeting of the Reorganizing Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.           The Federated Trust's Conditions Precedent.  The obligations of the Federated Trust hereunder shall be subject, at its election, to the following conditions:

(a)           The Reorganizing Fund shall have furnished to the Federated Trust a statement of the Reorganizing Fund's assets, including a list of securities owned by the Reorganizing Fund with their respective tax costs and values determined as provided in Section 1 hereof, all as of the Exchange Date.

(b)           As of the Exchange Date, all representations and warranties of Corporation, on behalf of the Reorganizing Fund, made in this Agreement shall be true and correct as if made at and as of such date, and each of the Corporation and the Reorganizing Fund shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(c)           The Corporation and the Reorganizing Fund also shall have delivered (or caused to be delivered) to the Surviving Fund, as required by the Surviving Fund or its counsel, the following documents in the name of the Reorganizing Fund by the Corporation or by its officers, counsel or service providers (as applicable):  A bill of sale and assignment, treasurer’s certificate, chief financial officer certificate, statements of earnings and profits, statements of assets and liabilities, transfer agency certificates, custodian certificates, secretary’s or assistant secretary’s certificate, copies of custodian and transfer agent instructions, custodian and transfer agent acknowledgements of transfer or certificates, an opinion of counsel to the Reorganizing Fund addressed to the Federated Trust and Surviving Fund in form and substance reasonably acceptable to the Surviving Fund (covering such matters as may be reasonably requested by the Surviving Fund and its counsel), tax representation certificates, and any other opinion, certificate or document mutually agreed as necessary or appropriate to consummate the reorganization and exchange transactions under this Agreement.

6.           The Corporation’s Conditions Precedent.  The obligations of the Corporation hereunder with respect to the Reorganizing Fund shall be subject, at its election, to the following conditions:

(a)           As of the Exchange Date all representations and warranties of the Federated Trust, on behalf of the Surviving Fund, made in this Agreement shall be true and correct as if made at and as of such date, and that each of the Federated Trust and the Surviving Fund shall have complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(b)           The Federated Trust and Surviving Fund also shall have delivered (or caused to be delivered) to the Reorganizing Fund, as required by the Reorganizing Fund or its counsel, the following documents in the name of the Surviving Fund by the Federated Trust or by its officers, counsel or service providers (as applicable):  secretary’s or assistant secretary’s certificate, copies of custodian and transfer agent instructions, custodian and transfer agent acknowledgements of transfer or certificates, an opinion of counsel to the Surviving Fund addressed to the Corporation and Reorganizing Fund in form and substance reasonably acceptable to the Reorganizing Fund (covering such matters as may be reasonably requested by the Reorganizing Fund and its counsel), and any other opinion, certificate or document mutually agreed as necessary or appropriate to consummate the reorganization and exchange transactions under this Agreement.

7.           The Federated Trust's and the Corporation’s Conditions Precedent.  The obligations of both the Federated Trust and the Corporation hereunder shall be subject to the following conditions:

(a)           The post-effective amendment to the Federated Trust's Registration Statement on Form N-1A relating to the Surviving Fund under the 1933 Act, and the 1940 Act, if applicable, shall have become effective, and any additional post-effective amendments to such Registration Statement as are determined by the Trustees of the Federated Trust to be necessary and appropriate shall have been filed with the Commission and shall have become effective.

(b)           This Agreement and the transactions contemplated herein, with respect to the Reorganizing Fund, shall have been approved by the requisite vote of the Reorganizing Fund Shareholders in accordance with applicable law and the provisions of the Corporation’s Articles of Incorporation and By-Laws.  Certified copies of the resolutions evidencing such approval shall have been delivered to the Surviving Fund.  Notwithstanding anything herein to the contrary, neither the Corporation, on behalf of the Reorganizing Fund, nor the Federated Trust, on behalf of Surviving Fund, may waive the conditions set forth in Sections 7(a) and (b).

(c)           On the Exchange Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.  No action, suit or other proceeding shall be threatened or pending before any court or governmental agency which seeks to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

(d)           The Registration Statement on Form N-14 shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued.  To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

(e)           All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Reorganizing Fund, provided that either party hereto may waive any such conditions for itself.

(f)           Each party shall have received an opinion of Reed Smith, LLP to the effect that the reorganization contemplated by this Agreement qualifies as a “reorganization” under Section 368(a)(1)(F) of the Code.

8.           Expenses.  The Surviving Fund, the Reorganizing Fund, the Federated Trust and the Corporation will not bear any expenses associated with the transactions contemplated by this Agreement, except that the Surviving Fund may incur registration fees on an as incurred basis.

9           Termination of Agreement.

(a)           This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Directors of the Corporation or the Board of Trustees of the Federated Trust at any time prior to the Exchange Date (and notwithstanding any vote of the Reorganizing Fund Shareholders) if circumstances should develop that, in the opinion of either the Board of Directors of the Corporation or the Board of Trustees of the Federated Trust, make proceeding with this Agreement inadvisable.

(b)           In addition, either the Federated Trust or the Corporation may at its option terminate this Agreement at or before the Valuation Time due to:

(i)           a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Exchange Date, if not cured within 30 days;

(ii)           a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(iii)           a determination by a party’s Board of Directors or Trustees, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Corporation or the Federated Trust, respectively, and notice given to the other party hereto.

If this Agreement is terminated and the exchange contemplated hereby is abandoned pursuant to the provisions of this Section 9, this Agreement shall become void and have no effect, without any liability for damages (in the absence of willful default) on the part of any party hereto or the Trustees, officers or shareholders of the Federated Trust or the Directors, officers or shareholders of Corporation in respect of this Agreement.

10.           Waiver and Amendments.  At any time prior to the Exchange Date, any of the conditions set forth in Section 5 may be waived by the Board of the Federated Trust, and any of the conditions set forth in Section 6 may be waived by the Board of the Corporation, if, in the judgment of the waiving party, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the Reorganizing Fund Shareholders or the shareholders of the Surviving Fund, as the case may be.  Any time prior to the Exchange Date, unless provided otherwise in Section 7, any of the conditions in Section 7 may be waived by the parties if, in the judgment of the parties, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the Reorganizing Fund Shareholders or the shareholders of the Surviving Fund.  In addition, prior to the Exchange Date, any provision of this Agreement may be amended or modified by the Boards of the Corporation and the Federated Trust if such amendment or modification would not have a material adverse effect upon the benefits intended under this Agreement and would be consistent with the best interests of the Reorganizing Fund Shareholders and the shareholders of the Surviving Fund.

11.           No Survival of Representations.  None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

12.           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws.

13.           Capacity of Trustees, Etc.

(a)           The names “Federated Equity Funds” and “Board of Trustees of the Federated Equity Funds” refer, respectively, to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under the Federated Trust's Declaration of Trust, which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the Federated Trust.  The obligations of the Federated Trust entered into in the name or on behalf of the Surviving Fund by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of the Federated Trust personally, but bind only the Surviving Fund's trust property, and all persons dealing with any portfolio of shares of the Federated Trust must look solely to the trust property belonging to such portfolio for the enforcement of any claims against the Federated Trust.

(b)           Both parties specifically acknowledge and agree that any liability of the Federated Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the Surviving Fund and that no other portfolio of the Federated Trust shall be liable with respect thereto.

14.           Miscellaneous.

(a)           The Federated Trust, on behalf of the Surviving Fund, and the Corporation, on behalf of the Reorganizing Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

(b)           This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this Section 14(b), no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

(c)           The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)           This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, Corporation and the Federated Trust have caused this Agreement and Plan of Reorganization to be executed as of the date above first written.

PRUDENT BEAR FUNDS, INC.,
on behalf of its portfolio, Prudent Bear Fund

By:
Title:

FEDERATED EQUITY FUNDS,
on behalf of its portfolio,Federated Prudent Bear Fund

By:
Title: